POWER OF ATTORNEY

(Section 16 of the Securities Exchange Act of 1934)

 Know all by these presents, that the undersigned hereby constitutes and appoints Kim K.W. Rucker and Karen R. Leu, and each of them as the undersigned's true and lawful attorney-in-fact to:

 (1) execute for and on behalf of the undersigned, in the under-
signed's capacity as a director or officer  of Avon Products, Inc. (the "Company"), Forms 3, 4 and 5, including amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder; and

(2) do and perform any and all acts for and on behalf of the under-
signed which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, including amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority.

 The undersigned acknowledges that none of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, or amendments thereto, with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company's Secretary.

 This Power of Attorney may be executed in counterparts and all such duly executed counterparts shall together constitute the same instrument. This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney expressly provides that it revokes this Power of Attorney by referring to the date and subject hereof.

      The "CAUTION TO THE PRINCIPAL" and "IMPORTANT INFORMATION FOR THE AGENT" statements below are required under the New York General Obligations Law. Notwithstanding anything to the contrary contained therein, this Power of Attorney is limited to the powers granted as described above and DOES NOT grant the attorneys-in-fact and agents the authority to spend the undersigned's money or sell or dispose of the undersigned's property.

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the "principal," you give the person whom you choose (your "agent") powers to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. "Important Information for the Agent" at the end of this document describes your agent's responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

   You can request information from your agent at any time. If you are revoking a prior
Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a "Health Care Proxy" to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 26th of October, 2009.

      /s/ John F. Owen
      Name: John F. Owen

State of New York)
County of New York) ss.:
On the 26th day of October in the year 2009 before me, the undersigned, personally appeared John F. Owen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.
/s/ Lorna P. Laemmie
Notary Public

LORNA P. LAEMMIE
Notary Public, State of New York
No. 01LA4896276
Qualified in Queens County
Certificate Filed in New York County
Commission Expires June 20, 2010

IMPORTANT INFORMATION FOR THE AGENT:
When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:
(1) act according to any instructions from the principal, or, where there are no instructions, in the principal's best interest;
(2) avoid conflicts that would impair your ability to act in the principal's best interest;
(3) keep the principal's property separate and distinct from any assets you own or control, unless otherwise permitted by law;
(4) keep a record of all receipts, payments, and transactions conducted for the principal; and
(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal's name and signing your own name as "agent" in the following manner: (Principal's Name) by (Your Signature) as Agent for (Principal's Name).

You may not use the principal's assets to benefit yourself or give gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney on in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal's best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal's guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York's General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.
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I, Kim K.W. Rucker, have read the foregoing Power of Attorney. I am a person identified therein as agent for the principal named therein. I acknowledge my legal responsibilities to the principal.

Agent signs here: /s/ Kim K.W. Rucker
           Name: Kim K.W. Rucker

State of New York)
County of New York) ss.:
On the 29th day of October in the year 2009 before me, the undersigned, personally appeared Kim K.W. Rucker, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.
/s/ Lorna P. Laemmie
Notary Public                                   LORNA P. LAEMMIE
Notary Public, State of New York
No. 01LA4896276
Qualified in Queens County
Certificate Filed in New York County
Commission Expires June 20, 2010

I, Karen R. Leu, have read the foregoing Power of Attorney. I am a person identified therein as agent for the principal named therein. I acknowledge my legal responsibilities to the principal.

Agent signs here: /s/ Karen R. Leu
                            Name: Karen R. Leu

State of New York)
County of New York) ss.:
On the 29th day of October in the year 2009 before me, the undersigned, personally appeared Karen R. Leu, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.
/s/ Lorna P. Laemmie
Notary Public            LORNA P. LAEMMIE
Notary Public, State of New York
No. 01LA4896276
Qualified in Queens County
Certificate Filed in New York County
         Commission Expires June 20, 2010

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